Exhibit 23




                    Consent of Independent Public Accountants
                    -----------------------------------------


         As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 11, 1997, included in or incorporated by reference into ThermoQuest Corporation's Annual Report on Form 10-K for the year ended December 28, 1996, into the Company's previously filed Registration Statements as follows:
    Registration Statement No. 333-08795 on Form S-8, Registration Statement No. 333-08797 on Form S-8, and Registration Statement No. 333-08799 on Form S-8.




                                                     Arthur Andersen LLP




    Boston, Massachusetts
    February 27, 1997